CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND
                      SECTION 906 OF THE SARBANES-OXLEY ACT

I, James A. Bowen, Chairman of the Board, President and Chief Executive Officer of First Trust Value Line(R) Dividend Fund (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 28, 2005                        /S/ JAMES A. BOWEN
     --------------------       ------------------------------------------------
                                James A. Bowen, Chairman of the Board, President
                                and Chief Executive Officer
                                (principal executive officer)


I, Mark R. Bradley,  Treasurer,  Controller,  Chief Financial  Officer and Chief
Accounting   Officer  of  First  Trust  Value   Line(R)   Dividend   Fund   (the
"Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 28, 2005                          /S/ MARK R. BRADLEY
     -----------------------      ---------------------------------------------
                                  Mark R. Bradley, Treasurer, Controller, Chief
                                  Financial Officer and Chief Accounting Officer
                                  (principal financial officer)